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                                                                   EXHIBIT 10.13

                             STOCK OPTION AGREEMENT

        THIS STOCK OPTION AGREEMENT (this "Agreement") is entered into as of the 10th day of January, 1999 (the "Effective Date") by and between 1ST NET TECHNOLOGIES, INC., a Colorado corporation (the "Corporation" or "Grantor"), on the one hand, and CLIFFORD SMITH, an employee, GREGORY D. WRITER, JR., an employee, JEFFREY CHATFIELD, an employee, and ENTREPRENEUR INVESTMENTS, LLC, a Colorado limited liability company ("EI"), an advisor, on the other hand (each a "Grantee" and collectively, "Grantees"), as follows:

        Pursuant and subject to the Corporation's Non-Qualified Stock Option Plan, a copy of which is attached hereto as Exhibit "A" and incorporated herein by this reference (the "Plan"), the Corporation's Board of Directors has determined that it is to the advantage and best interest of the Corporation and its stockholders to grant the options provided for herein to Grantee. The parties hereby agree as follows:

        1. GRANT OF OPTION: For value received, the Corporation hereby grants to each Grantee a right and option to purchase, on the terms and conditions hereinafter set forth, 300,000 shares (in the case of EI), 100,000 shares (in the case of both Mr. Writer and Mr. Smith), and 25,000 shares (in the case of Mr. Chatfield), respectively, of the Corporation's Common Stock.

        2. TIME AND MANNER OF EXERCISE: From and after the Effective Date, and during the succeeding five-year period commencing on the anniversary thereof, each Grantee shall have the right to purchase from the Grantor, at an exercise price of $3.00 per Share, up to 100 percent of the aggregate number of shares of Common Stock of the Grantor which are subject to his Option. The purchase shall be made upon delivery to the Grantor of a notice of exercise accompanied by a certified or cashier's check in payment of the aggregate option price. Promptly upon receipt of such material, the Grantor shall deliver to such Grantee stock certificate(s) representing the number of shares purchased in accordance with the foregoing and during such Grantee's lifetime, duly registered in the name(s) of such Grantee and, at Grantees' election, his spouse. The failure of any Grantee to exercise an option with respect to any shares of the Grantor's Common Stock for which the right has accrued during any one-year period shall not result in the termination of this Option with respect to such shares of Common Stock; rather, the same shall cumulate and be eligible for exercise during the remainder of the three-year option exercise term following the Exercise Date.

        3. ANTIDILUTION PROVISIONS: The number of shares that each Grantee is entitled to purchase upon the exercise of this Option and the purchase price of those shares are subject only to the adjustments set forth in Section 5.6 of the Plan.

        4. INVESTMENT UNDERTAKING; NON-ASSIGNABILITY: Except as expressly provided herein, this Option may be exercised only by each Grantee during his or her lifetime. Each




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Grantee will hold this Option and the rights arising hereunder for investment and not with a view to distribution, and upon exercise will deliver a letter confirming each Grantee's nondistributive intent with respect to the shares of Common Stock received. Grantees will not transfer or assign this Option, except by will or the laws of intestate succession.

        5. EXPIRATION: This Option shall terminate and expire at midnight on the date that is five years after the Effective Date. If any Grantee dies while still eligible to participate in the Plan, his executor(s) or administrator(s), or any person or persons who acquired the Option from the Grantee by bequest or inheritance, shall, during the 12-month period commencing on the date of the Grantee's death, have the right to exercise this Option with respect to the shares that remain subject to this Option on that date, subject to the conditions that this Option (i) shall in no event be exercisable after its expiration in accordance with this Section 5 and (ii) it shall be exercisable by such representative(s) or successor(s) only to the extent that the Grantee's right to exercise this Option had accrued pursuant to Paragraph 2 hereof at the time of the Grantee's death and had not previously been exercised. Any options not exercisable or not exercised prior to the end of such 12-month period shall be automatically null and void.

        6. REPRESENTATIONS OF GRANTOR: So long as this Option remains outstanding and unexpired, the Grantor will reserve for issuance upon the exercise of this Option the number of shares of the Grantor's Common Stock that are subject to this Option. The shares of Common Stock of the Grantor subject to this Option shall, when issued, be validly issued, fully paid and nonassessable. The Grantor will pay, when due and payable, any and all federal and state taxes or fees that may be payable by the Grantor with respect to the grant of this Option or the issuance of any shares of Common Stock or certificates therefore subject to this Option. This does not include any federal, state or other personal income tax payable by the Grantee by virtue of (i) the grant of this Option; (ii) the issuance of any shares of Common Stock upon exercise thereof; or (iii) any subsequent disposition of such shares which shall remain the obligation of the Grantee.

        7. WITHHOLDING TAXES: If the Corporation determines that it is required to withhold federal, state or local tax as a result of the exercise of this Option, the Grantee, as a condition to the exercise of this Option, shall make arrangements satisfactory to the Corporation to enable it to satisfy such withholding requirements.

        8. NOTICE: Any notice, request, or instructions given in connection with this Option shall be in writing and shall be delivered in person or by certified mail as follows:

                (a) If to the Grantor, at 11423 W. Bernardo Court, San Diego, California, 92127, Attention: Corporate Secretary;

                (b) If to Grantees, at 11423 W. Bernardo Court, San Diego, California, 92127;



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                (c)     Or at such other address(s) as either of the parties
shall have given notice to the other in accordance with the provisions hereof.

        9. COMMITTEE DETERMINATION FINAL: The interpretation and construction of the Plan and this Agreement, including any inconsistency between the two documents, shall be reserved to and made by the Committee of the Board of Directors of the Corporation provided for under the Plan. The Committee's determinations shall be final as between the parties hereto unless otherwise determined by the Board of Directors of the Corporation.

        10. GOVERNING LAW: This Option is granted and delivered in the State of California and is intended to be construed and enforced under the laws thereof.

        IN WITNESS WHEREOF, this Option is executed on behalf of the Grantor and its duly authorized officers and by Grantees as of this 10th day of January, 1999.


                                        GRANTOR:

                                        1ST NET TECHNOLOGIES, INC.,
                                        a Colorado corporation

                                        /s/ GREGORY D. WRITER, JR.
                                        ----------------------------------------
                                        Gregory D. Writer, Jr.,
                                        Chief Executive Officer

                                        GRANTEES:

                                        /s/ CLIFFORD SMITH
                                        ----------------------------------------
                                        Clifford Smith, an individual

                                        /s/ GREGORY D. WRITER, JR.
                                        ----------------------------------------
                                        Gregory D. Writer, Jr., an individual

                                        /s/ JEFFREY CHATFIELD
                                        ----------------------------------------
                                        Jeffrey Chatfield, an individual

                                        ENTRENEUR INVESTMENTS, LLC,
                                        a Colorado limited liability company

                                        /s/ JAMES H. WATSON, JR.
                                        ----------------------------------------
                                        James H. Watson, Jr.,
                                        Managing General Member



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